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                                                                     EXHIBIT 4.8

                            AGREEMENT FOR THE MERGER
                                       OF
          THE RETIREMENT PLAN OF PIONEER-STANDARD ELECTRONICS, INC. II
                                      INTO
            THE RETIREMENT PLAN OF PIONEER-STANDARD ELECTRONICS, INC.

     THIS AGREEMENT FOR THE MERGER OF THE RETIREMENT PLAN OF PIONEER-STANDARD ELECTRONICS, INC. II INTO THE RETIREMENT PLAN OF PIONEER STANDARD ELECTRONICS, INC. (the "Merger Agreement") is made as of the date indicated below by PIONEER-STANDARD ELECTRONICS, INC., an Ohio corporation (hereinafter referred to as "Pioneer");

                              W I T N E S S E T H:

     WHEREAS, Pioneer maintains The Retirement Plan of Pioneer-Standard Electronics, Inc. II and its related funding vehicle (hereinafter collectively referred to as the "Pioneer Plan II") on behalf of certain of its employees and former employees; and

     WHEREAS, Pioneer maintains The Retirement Plan of Pioneer-Standard Electronics, Inc. and its related funding vehicle (hereinafter collectively referred to as the "Pioneer Plan") on behalf of certain of its employees and former employees; and

     WHEREAS, it is the desire of Pioneer to merge the Pioneer Plan II into the Pioneer Plan, such merger being effective for all purposes as of the end of the day on December 16, 2002;

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     The following words shall have the following meanings whenever used in this instrument:

1.1 The words "Covered Employees" shall mean all employees of Pioneer, or any affiliate thereof, who are active or inactive participants in the Pioneer Plan II as of the Merger Date.

1.2 The words "Covered Former Employees" shall mean all former participants in the Pioneer Plan II who retired or terminated employment prior to the Merger Date and who had amounts credited to Accounts under the Pioneer Plan II as of the Merger Date.





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1.3 The words "Pioneer Plan Trustee" shall mean American Express Trust Company.

1.4 The words "Pioneer Plan II Trustee" shall mean American Express Trust
Company.

1.5 The words "Merger Date" shall mean December 16, 2002. The merger shall be deemed to occur as of 11:59 p.m. EST on the Merger Date and references to the Merger Date are so intended.

                                   ARTICLE II

               MERGER OF THE PIONEER PLAN II INTO THE PIONEER PLAN

2.1 Effective as of the Merger Date, the Pioneer Plan II is hereby merged into the Pioneer Plan, and the Pioneer Plan II shall be deemed to have ceased to exist as of the Merger Date. The Pioneer Plan II's last Plan Year shall be the eleven and one-half-month period beginning on January 1, 2002, and ending on the Merger Date.

2.2 As of the Merger Date, the Pioneer Plan II Trustee shall value and finally adjust all the Accounts maintained under the Pioneer Plan II pursuant to the applicable provisions of the Pioneer Plan II, including accounting for the matching contributions made or to be made with respect to salary deferrals and the profit sharing or similar contributions, if any, attributable to the Plan Year ending on the Merger Date. Pioneer shall be responsible for funding any such matching contributions or profit sharing or similar contributions. As of the Merger Date, the Pioneer Plan Trustee shall value and finally adjust all the accounts maintained under the Pioneer Plan pursuant to the applicable provisions of the Pioneer Plan as of the Merger Date pursuant to Section 2.3 hereof.

2.3 As of the Merger Date, the Pioneer Plan II Trustee shall transfer to the Pioneer Plan the amounts credited to the Accounts of the Covered Employees and Covered Former Employees in the Pioneer Plan II, as finally adjusted pursuant to
Section 2.2 hereof. The amount of each such Account so transferred shall be credited to a Pioneer Plan account established by the Pioneer Plan Trustee for the Covered Employee or Covered Former Employee as set forth in Article III hereof. Such transferred amounts shall thereafter be held and administered under the terms and provisions of the Pioneer Plan. Any forfeitures outstanding under the Pioneer Plan II as of the Merger Date shall be transferred to the Pioneer Plan and shall be used in accordance with the provisions of Section 12.4 of the Pioneer Plan.

2.4 After the Merger Date, the right to benefits and the amount of benefits payable to Covered Employees, or the beneficiaries of such employees, who retire, die or terminate employment after the Merger Date shall be governed by the terms and provisions of the Pioneer Plan, as modified to grandfather certain required provisions of the Pioneer Plan II, if any, and as amended from time to time thereafter.



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2.5 This instrument shall not affect the amount or method of distribution of the
Accounts of Covered Former Employees if such distribution has commenced on or prior to the Merger Date. After the Merger Date, the benefits payable to Covered Former Employees shall be paid by the Pioneer Plan Trustee under the Pioneer Plan.

2.6 To the extent that law and contract permit, execution of this Merger Agreement shall be deemed to accomplish the transfer of assets and obligations referred to in this Article II as of the Merger Date. To the extent that law or contract may require additional documentation, or if it would be expeditious to execute such documents whether or not legally required, the parties hereto agree to execute, or cause to be executed, such documents as may be appropriate to further the purposes of this Merger Agreement and accomplish such transfer.

                                   ARTICLE III

                  AMENDMENT TO PIONEER PLAN AND RELATED MATTERS

3.1 The Company hereby declares that it will amend the Pioneer Plan, effective as of the day following the Merger Date, in order to provide, under the Pioneer Plan, for the preservation of those rights, if any, of Covered Employees and Former Covered Employees under the Pioneer Plan II which, by law, must be preserved for them under the Pioneer Plan.

3.2 To the extent that law or contract may require additional documentation, or if it would be expeditious to execute such documents whether or not legally required, the parties hereto agree to execute, or cause to be executed, such documents as may be appropriate to further the purposes of this Merger Agreement and accomplish such transfer.

3.3 The Merger of Pioneer Plan II into the Pioneer Plan shall not be deemed to restrict in any way the authority of the Company to amend Pioneer Plan II, including retroactive amendment after the Merger Date, and the Company does hereby reserve such authority. Such amendment may be by amendment to the Pioneer Plan document or the Pioneer Plan II document, as the Company shall deem appropriate.

                                   ARTICLE IV

                                  MISCELLANEOUS

4.1 It is the intention of this Merger Agreement that each Covered Employee, Covered Former Employee or beneficiary thereof, and each participant, former participant or beneficiary thereof in the Pioneer Plan, would receive a benefit, if the Pioneer Plan were to terminate immediately after the Merger Date, which is equal to or greater than the benefit he or she would have received under the Pioneer Plan II if the Pioneer Plan II had terminated




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immediately prior to the Merger Date, in accordance with the terms and provisions of Section 414(l) of the Internal Revenue Code, as amended, Section 208 of the Employee Retirement Income Security Act of 1974, as amended, and any lawful regulations and rulings thereunder.

4.2 This Merger Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Pioneer the Pioneer Plan Trustee.

     IN WITNESS WHEREOF, Pioneer-Standard Electronics, Inc., by its duly authorized officer, has executed this Merger Agreement as of the 16th day of December, 2002.

                                           PIONEER-STANDARD ELECTRONICS, INC.
                                                ("Pioneer")

                                           By:        /s/ Steven M. Billick
                                              ----------------------------------



     American Express Trust Company, as the Pioneer Plan Trustee and the Pioneer Plan II Trustee, hereby acknowledges receipt of, accepts and executes the foregoing Merger Agreement.

     American Express Trust Company, as Pioneer Plan Trustee, hereby accepts assets and related obligations from the Pioneer Plan II Trustee as described in
Article III of the foregoing Merger Agreement, effective December 16, 2002.

                                           AMERICAN EXPRESS TRUST COMPANY
                                               ("Pioneer Plan Trustee" and
                                               "Pioneer Plan II Trustee")


                                           By:     /s/ Tara L. Stonehouse
                                              ----------------------------------
                                                       Vice President
                                                      December 16, 2002




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